UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2007
SIRENZA MICRODEVICES, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-30615 (Commission File Number)	77-0073042 (I.R.S. Employer Identification Number)
303 S. TECHNOLOGY COURT, BROOMFIELD, CO 80021
(Address of principal executive offices, including zip code)
(303) 327-3030
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          On October 29, 2007, RF Micro Devices, Inc. (“RFMD”) and Sirenza Microdevices, Inc. (“Sirenza”) issued a press release announcing that the stockholders of both companies had approved the necessary proposals to allow RFMD’s acquisition of Sirenza to move forward.
          Under the terms of the merger agreement, holders of Sirenza common stock will receive, in exchange for each share of Sirenza common stock they own, a combination of cash in the amount of $5.56 and 1.7848 shares of RFMD common stock (with cash substituted for any fractional shares).
          Sirenza expects the acquisition to be completed on or about November 13, 2007, subject to satisfaction of customary closing conditions. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description
99.1	Joint Press Release by RF Micro Devices, Inc. and Sirenza Microdevices, Inc., dated October 29, 2007

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRENZA MICRODEVICES, INC.
By:	/s/ Clay Simpson
Clay Simpson
Vice President and General Counsel

Date: October 31, 2007

SIRENZA MICRODEVICES, INC.
EXHIBIT INDEX TO FORM 8-K

Exhibit
Number	Description
99.1	Joint Press Release by RF Micro Devices, Inc. and Sirenza Microdevices, Inc., dated October 29, 2007